UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 15, 2014

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on May 15, 2014, the stockholders of the Company entitled to vote at the meeting voted to (i) elect the eight individuals named below to serve as directors of the Company to hold office until the Annual Meeting of Stockholders to be held in 2015 and until their successors have been duly elected and qualified, (ii) approve the amendment to the Company’s 2012 Stock Incentive Plan, (iii) approve, by non-binding advisory vote, the Company’s Say on Pay Vote and (iv) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

1)	The votes cast by stockholders with respect to the election of directors were as follows:

Names of Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dr. Lawrence Howard	8,191,466	70,586	3,970,353
K Kenneth Ferry	8,195,333	66,719	3,970,353
Dr. Rachel Brem	7,838,565	423,487	3,970,353
Anthony Ecock	7,705,694	556,358	3,970,353
Dr. Robert Goodman	8,193,224	68,828	3,970,353
Steven Rappaport	8,198,444	63,608	3,970,353
Somu Subramaniam	8,198,594	63,458	3,970,353
Dr. Elliot Sussman	7,740,605	521,447	3,970,353

2)	The votes cast by stockholders with respect to the amendment to the 2012 Stock Incentive Plan to increase the number of shares of common stock available thereunder from 600,000 to 1,600,000 shares:

5,908,606 shares FOR the proposal, 2,331,304 shares AGAINST the proposal, 22,142 ABSTENTIONS and 3,970,353 BROKER NON-VOTES.

3)	The votes cast by stockholders with respect to the non-binding advisory vote approving named executive officer compensation were as follows:

8,074,041 shares FOR the proposal, 149,825 shares AGAINST the proposal, 38,186 ABSTENTIONS and 3,970,353 BROKER NON-VOTES.

4)	The votes cast by stockholders with respect to the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 were as follows:

12,080,773 shares FOR the proposal, 121,997 shares AGAINST the proposal and 29,635 ABSTENTIONS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Kevin C. Burns
Kevin C. Burns
Executive Vice President, Chief Financial Officer & Chief Operating Officer

Date: May 16, 2014